UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 4, 2022

Code Chain New Continent Limited

(Exact name of Company as specified in charter)

Nevada	001-37513	47-3709051
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)
1678 Jinshajiang Road Building No. 6, Room 901 Shanghai, China 200062

(Address of Principal Executive Offices) (Zip code)

 +86-021-32583578

(Company’s Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	CCNC	Nasdaq Capital Market

 Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 4, 2022, the Company filed a Certificate of Amendment to the Articles of Incorporation (the “Certificate of Amendment”) with the Nevada Secretary of State to effect a reverse stock split of the outstanding shares of common stock, par value $0.0001 per shares, of the Company at a ratio of one-for-thirty (30), which will become effective at 12:01 a.m. on November 9, 2022 (the “Reverse Stock Split”). Upon effectiveness of the Reverse Stock Split, every thirty (30) outstanding shares of common stock will be combined into and automatically become one share of common stock. No fractional shares will be issued in connection with the Reverse Stock Split and all such fractional interests will be rounded up to the nearest whole number of shares of common stock. The authorized shares prior to and following the Reverse Stock Split will remain the same at 200,000,000 shares of common stock, par value $0.0001 per shares, and 20,000,000 shares of preferred stock, par value $0.0001 per shares. The Reverse Stock Split does not alter the par value of the Company’s common stock or modify any voting rights or other terms of the common stock.

The Reverse Stock Split was approved and authorized by a majority of the Company’s stockholder at a special meeting of stockholders held on October 18, 2022 and by the Board of Directors of the Company on October 21, 2022.

The Company’s common stock will continue to trade on the Nasdaq Capital Market under the existing symbol “CCNC”. The new CUSIP number following the Reverse Stock Split is 19200A204.

After the Reverse Stock Split, all options, warrants and other convertible securities of the Company outstanding immediately prior to the Reverse Stock Split will be adjusted by dividing the number of shares of common stock into which the options, warrants and other convertible securities are exercisable or convertible by thirty (30) and multiplying the exercise or conversion price thereof by thirty (30), all in accordance with the terms of the plans, agreements or arrangements governing such options, warrants and other convertible securities and subject to rounding to the nearest whole share.

The Company intends to treat stockholders holding shares of common stock in “street name” (that is, held through a bank, broker or other nominee) in the same manner as stockholders of record whose shares of common stock are registered in their names. Banks, brokers or other nominees will be instructed to effect the Reverse Stock Split for their beneficial holders holding shares of the Company’s common stock in “street name;” however, these banks, brokers or other nominees may apply their own specific procedures for processing the Reverse Stock Split. Stockholders who are holding the Company’s common stock in electronic form at brokerage firms do not need to take any action, as the effect of the Reverse Stock Split will automatically be reflected in their brokerage accounts.

Stockholders who are holding their shares of common stock electronically in direct registered book-entry form (“DRS”) with Continental Stock Transfer, the Company’s transfer agent (the “Transfer Agent”), will not need to take action. The Reverse Stock Split will automatically be reflected in the Transfer Agent’s records and on such stockholders’ next account statement.

Stockholders holding paper certificates may exchange their stock certificates for post-split shares of common stock held electronically in DRS book-entry form, which means they will not receive physical stock certificates and will receive a statement of account and instructions from the Transfer Agent regarding the transition to book-entry share registration. To obtain a Letter of Transmittal or for instructions on how a stockholder should surrender his, her or its certificates representing pre-split shares of common stock to the Transfer Agent in exchange for post-split shares in DRS book-entry form, please contact the Transfer Agent’s Reorganization Department at (917) 262-2378.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Certificate of Amendment which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment dated November 4, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CODE CHAIN NEW CONTINENT LIMITED

Date: November 8, 2022	By:	/s/ Hongxiang Yu
	Name:	Hongxiang Yu
	Title:	Chief Executive Officer, President and Chairman of the Board